Exhibit 4.1
SEVENTH SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of March 25, 2019, among Asbury IN CBG, LLC, a Delaware limited liability company (“CBG”), Asbury IN CDJ, LLC, a Delaware limited liability company (“CDJ”), Asbury Indy Chev, LLC, a Delaware limited liability company (“Chev”), Asbury IN Ford, LLC, a Delaware limited liability company (“Ford” and, together with CBG, CDJ, and Chev, the “Guaranteeing Subsidiaries”), Asbury Automotive Group, Inc., a Delaware corporation (the “Company”), and U.S. Bank National Association, as trustee under the indenture referred to below (the “Trustee”).
W I T N E S S E T H
WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture, dated as of December 4, 2014 (as supplemented by the First Supplemental Indenture, dated as of July 29, 2015, the Second Supplemental Indenture, dated as of October 28, 2015, the Third Supplemental Indenture, dated as of July 20, 2016, the Fourth Supplemental Indenture, dated as of February 17, 2017, the Fifth Supplemental Indenture, dated as of February 5, 2018, and the Sixth Supplemental Indenture, dated as of May 30, 2018, collectively, the “Indenture”) providing for the issuance of 6.0% Senior Subordinated Notes due 2024 (the “Notes”);
WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiaries shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiaries shall unconditionally guarantee all of the Company’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Subsidiary Guarantee”); and
WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.
NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiaries and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
1.CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
2.    AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiaries hereby agree, jointly and severally along with all Guarantors named in the Indenture, to guarantee the Company’s obligations under the Notes on the terms and subject to the conditions set forth in Article 11 of the Indenture and to be bound by all other applicable provisions of the Indenture and the Notes.
3.    RATIFICATION OF INDENTURE; SUPPLEMENTAL INDENTURES PART OF INDENTURE. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder heretofore or hereafter authenticated and delivered shall be bound hereby.
4.    NEW YORK LAW TO GOVERN. THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.

5.    COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
6.    EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.
7.    THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiaries and the Company.

IN WITNESS HEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, all as of the date first above written.
SIGNATURES
ASBURY AUTOMOTIVE GROUP, INC.

By:	/s/ George A. Villasana
Name:    George A. Villasana

Title:	Senior Vice President, General Counsel & Secretary

ASBURY IN CBG, LLC

By:	/s/ Matthew Pettoni
Name:    Matthew Pettoni

Title:	Treasurer

ASBURY IN CDJ, LLC

By:	/s/ Matthew Pettoni
Name:    Matthew Pettoni

Title:	Treasurer

ASBURY INDY CHEV, LLC

By:	/s/ Matthew Pettoni
Name:    Matthew Pettoni

Title:	Treasurer

ASBURY IN FORD, LLC

By:	/s/ Matthew Pettoni
Name:    Matthew Pettoni

Title:	Treasurer

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ David Ferrell
Name:    David Ferrell
Title:    Vice President